Exhibit (j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about April 30, 2025.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York

April 30, 2025